EXHIBIT 12.1

                             CONE MILLS CORPORATION
                 Ratio of Earnings to Fixed Charges Computation

                                                                    First Nine Months
                                                            ----------------------------------
                                                                  2000             1999             1999             1998
                                                            ------------------------------------------------------------------------
                                                            ------------------------------------------------------------------------

Operating Income (Loss) per Statements                              $ 17,336        $ (12,777)       $ (16,544)        $ (7,655)
                                                            ------------------------------------------------------------------------

Interest Income                                                          892            1,276            1,529            2,777
Interest Expense                                                     (13,865)         (10,345)         (14,006)         (14,446)
Interest Exp-Hedge Act.-Debentures                                      (320)            (320)            (427)            (427)
Interest Exp-Amortization of Discount                                    (13)             (13)             (17)             (17)
                                                            ------------------------------------------------------------------------

                                                                     (13,306)          (9,402)         (12,921)         (12,113)
                                                            ------------------------------------------------------------------------

Income (Loss) before Income Tax Benefit, Equity in
     Earnings of Unconsolidated Affiliate and
     Cumulative Effect of Accounting Change                            4,030          (22,179)         (29,465)         (19,768)
                                                            ------------------------------------------------------------------------

Fixed Charges:
     Interest Expense                                                 13,865           10,345           14,006           14,446
     Interest Exp-Hedge Act.-Debentures                                  320              320              427              427
     Interest Exp-Amortization of Discount                                13               13               17               17
     Interest portion of rental expense                                1,836            1,660            2,292            1,997
                                                            ------------------------------------------------------------------------

     Total Fixed Charges                                              16,034           12,338           16,742           16,887
                                                            ------------------------------------------------------------------------

     Earnings Available for Fixed Charge Coverage                   $ 20,064         $ (9,841)       $ (12,723)        $ (2,881)
                                                            ------------------------------------------------------------------------

     Ratio of Earnings to Fixed Charges                                 1.25            (0.80)           (0.76)           (0.17)
                                                            ------------------------------------------------------------------------


Fixed Charges (Pro Forma):
     Total Fixed Charges                                            $ 16,034                          $ 16,742
                             #NAME?                                   (6,094)                           (8,125)
     Interest Exp-Hedge Act.-Debentures                                 (320)                             (427)
     Interest Exp-Amortization of Discount                               (13)                              (17)

     Interest Exp-Debentures 11%                                       7,013                             9,350
                                                            -----------------                 -----------------

     Pro Forma Fixed Charges                                        $ 16,620                          $ 17,523
                                                            -----------------                 -----------------

     Earnings Available for Fixed Charge Coverage                   $ 20,650                         $ (11,942)
                                                            -----------------                 -----------------

     Ratio of Earnings to Fixed Charges                                 1.24                             (0.68)
                                                            -----------------                 -----------------


------------------------------------------------------------------------------------------------------------------------------------
Deficiency of Earnings to Cover Fixed Charges                                        $ 22,179         $ 29,465         $ 19,768
------------------------------------------------------------------------------------------------------------------------------------




                                                              1997             1996             1995
                                                            -----------------------------------------------
                                                            -----------------------------------------------

Operating Income (Loss) per Statements                          $ (8,329)        $ 12,823         $ 35,424
                                                            -----------------------------------------------

Interest Income                                                    2,486              586              563
Interest Expense                                                 (13,716)         (15,039)         (14,730)
Interest Exp-Hedge Act.-Debentures                                  (427)            (427)            (338)
Interest Exp-Amortization of Discount                                (17)             (17)             (13)
                                                            -----------------------------------------------

                                                                 (11,674)         (14,897)         (14,518)
                                                            -----------------------------------------------

Income (Loss) before Income Tax Benefit, Equity in
     Earnings of Unconsolidated Affiliate and
     Cumulative Effect of Accounting Change                      (20,003)          (2,074)          20,906
                                                            -----------------------------------------------

Fixed Charges:
     Interest Expense                                             13,716           15,039           14,730
     Interest Exp-Hedge Act.-Debentures                              427              427              338
     Interest Exp-Amortization of Discount                            17               17               13
     Interest portion of rental expense                            1,952            2,493            2,478
                                                            -----------------------------------------------

     Total Fixed Charges                                          16,112           17,976           17,559
                                                            -----------------------------------------------

     Earnings Available for Fixed Charge Coverage               $ (3,891)        $ 15,902         $ 38,465
                                                            -----------------------------------------------

     Ratio of Earnings to Fixed Charges                            (0.24)            0.88             2.19
                                                            -----------------------------------------------


Fixed Charges (Pro Forma):
     Total Fixed Charges
                             #NAME?
     Interest Exp-Hedge Act.-Debentures
     Interest Exp-Amortization of Discount

     Interest Exp-Debentures 11%


     Pro Forma Fixed Charges


     Earnings Available for Fixed Charge Coverage


     Ratio of Earnings to Fixed Charges



-----------------------------------------------------------------------------------------------------------
Deficiency of Earnings to Cover Fixed Charges                   $ 20,003          $ 2,074
-----------------------------------------------------------------------------------------------------------


(1) Assumes exchange of the 8-1/8% Debentures for 3.35 million shares of Common Stock and $85 million in 11% Secured Subordinated Debentures.